Exhibit 23.4
                        Consent of Carruthers & Company


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CARRUTHERS & COMPANY
17205 Beauvoir Boulevard
Rockville, Maryland  20855



                                     CONSENT

           We hereby consent to the references to this firm in the Registration Statement on Form S-1 filed by Federal Trust Corporation ("Company"), and all amendments thereto regarding the issuance and registration of shares of common stock by the Company.


                                             CARRUTHERS & COMPANY



                                          /s/CARRUTHERS & COMPANY

July 2, 1997


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